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As filed with the U.S. Securities and Exchange Commission on December 20, 2016

File No.001-37859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Bioverativ Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-3461310 (I.R.S. Employer Identification No.)
225 Binney Street, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

(617) 679-2000
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        The registrant is an "emerging growth company," as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

 BIOVERATIV INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement filed with this Form 10 as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference in this Form 10 or deemed to be a part of this Form 10 unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "Where You Can Find More Information" and "Index to Financial Statements" and the financial statements referenced in the information statement. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Manufacturing and Facilities." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership by Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Executive Compensation." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Executive Compensation" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors," "Dividend Policy," "Capitalization," "The Separation and Distribution" and "Description of Bioverativ's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Bioverativ's Capital Stock—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors," "Dividend Policy," "Capitalization," "The Separation and Distribution" and "Description of Bioverativ's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Bioverativ's Capital Stock—Limitations on Liability and Indemnification of Officers and Directors." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation Agreement by and between Biogen Inc. and Bioverativ Inc.**^
2.2	Form of Transition Services Agreement by and between Biogen Inc. and Bioverativ Inc.**^
2.3	Form of Tax Matters Agreement by and between Biogen Inc. and Bioverativ Inc.***^
2.4	Form of Manufacturing and Supply Agreement by and between Biogen Inc. and Bioverativ Inc.**^
2.5	Form of Employee Matters Agreement by and between Biogen Inc. and Bioverativ Inc.**
2.6	Form of Intellectual Property License Agreement by and between Biogen Inc. and Bioverativ Inc.**^
3.1	Form of Amended and Restated Certificate of Incorporation of Bioverativ Inc.**
3.2	Form of Amended and Restated Bylaws of Bioverativ Inc.**
10.6
Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia Inc.) and Swedish Orphan Biovitrum AB (publ), dated April 10, 2014**#
10.7
Amendment No. 1 to Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia, Inc.) and Swedish Orphan Biovitrum AB (publ), dated August 13, 2014***
10.8
Amendment No. 2 to Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia, Inc.) and Swedish Orphan Biovitrum AB (publ), dated June 25, 2015***
10.9	Form of Indemnification Agreement between Bioverativ Inc. and individual directors and officers***+
10.10	Letter regarding employment arrangement of John G. Cox dated May 19, 2016***+
10.11	Letter regarding employment arrangement of John Greene dated October 28, 2016***+
10.12	Letter regarding employment arrangement of Rogério Vivaldi, M.D. dated September 28, 2016***+
21.1	Subsidiaries of Bioverativ Inc.**
99.1	Information Statement of Bioverativ Inc., preliminary and subject to completion, dated December 20, 2016**
99.2	Form of Notice of Internet Availability of Information Statement Materials***

**
Filed herewith.

***
Previously filed.

#
Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

+
Management contract or compensatory plan or arrangement.

^
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOVERATIV INC.
By:	/s/ JOHN G. COX
	Name:	John G. Cox
	Title:	Chief Executive Officer

Date: December 20, 2016

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BIOVERATIV INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES